Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors

DiamondRock Hospitality Company:

We consent to the use of our reports dated March 1, 2021, with respect to the consolidated financial statements of DiamondRock Hospitality Company, the financial statement schedule III, and the effectiveness of internal control over financial reporting, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

McLean, Virginia

August 6, 2021